Filed Pursuant to Rule 433

Registration Statement Nos. 333-242506 and 333-242506-01

August 10, 2020

Filing Note: These amended final term sheets are being filed solely to reflect the correct CUSIP numbers and ISINs for the 1.018% Notes Due 2027 and Floating Rate Notes Due 2023. No other changes have been made to the original versions of the final term sheets.

Final Term Sheet

Chevron U.S.A. Inc.

0.333% Notes Due 2022

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$400,000,000

Maturity Date:	August 12, 2022

Coupon:	0.333%

Interest Payment Dates:	August 12 and February 12 of each year, commencing February 12, 2021

Benchmark Treasury:	0.125% due July 31, 2022

Benchmark Treasury Yield:	0.133%

Spread to Benchmark Treasury:	+20 bps

Yield to Maturity:	0.333%

Price to Public:	Per Note: 100.000%; Total: $400,000,000

Aggregate Net Proceeds (Before Expenses):	$399,560,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 5 bps

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AF3 / US166756AF32

Concurrent Debt Offerings:	The issuer is also offering $350,000,000 of its Floating Rate Notes Due 2022, $500,000,000 of its 0.426% Notes Due 2023, $500,000,000 of its Floating Rate Notes Due 2023, $750,000,000 of its 0.687% Notes Due 2025, $750,000,000 of its 1.018% Notes Due 2027, and $750,000,000 of its 2.343% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,592,627,500

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

Final Term Sheet

Chevron U.S.A. Inc.

0.426% Notes Due 2023

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	August 11, 2023

Coupon:	0.426%

Interest Payment Dates:	August 11 and February 11 of each year, commencing February 11, 2021

Benchmark Treasury:	0.125% due July 15, 2023

Benchmark Treasury Yield:	0.146%

Spread to Benchmark Treasury:	+28 bps

Yield to Maturity:	0.426%

Price to Public:	Per Note: 100.000%; Total: $500,000,000

Aggregate Net Proceeds (Before Expenses):	$499,300,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 5 bps

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AJ5 / US166756AJ53

Concurrent Debt Offerings:	The issuer is also offering $400,000,000 of its 0.333% Notes Due 2022, $350,000,000 of its Floating Rate Notes Due 2022, $500,000,000 of its Floating Rate Notes Due 2023, $750,000,000 of its 0.687% Notes Due 2025, $750,000,000 of its 1.018% Notes Due 2027, and $750,000,000 of its 2.343% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,492,887,500

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

Final Term Sheet

Chevron U.S.A. Inc.

0.687% Notes Due 2025

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	August 12, 2025

Coupon:	0.687%

Interest Payment Dates:	August 12 and February 12 of each year, commencing February 12, 2021

Benchmark Treasury:	0.250% due July 31, 2025

Benchmark Treasury Yield:	0.237%

Spread to Benchmark Treasury:	+45 bps

Yield to Maturity:	0.687%

Price to Public:	Per Note: 100.000%; Total: $750,000,000

Aggregate Net Proceeds (Before Expenses):	$748,875,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps Par call: on or after July 12, 2025

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AE6 / US166756AE66

Concurrent Debt Offerings:	The issuer is also offering $400,000,000 of its 0.333% Notes Due 2022, $350,000,000 of its Floating Rate Notes Due 2022, $500,000,000 of its 0.426% Notes Due 2023, $500,000,000 of its Floating Rate Notes Due 2023, $750,000,000 of its 1.018% Notes Due 2027, and $750,000,000 of its 2.343% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,243,312,500

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

Final Term Sheet

Chevron U.S.A. Inc.

1.018% Notes Due 2027

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	August 12, 2027

Coupon:	1.018%

Interest Payment Dates:	August 12 and February 12 of each year, commencing February 12, 2021

Benchmark Treasury:	0.375% due July 31, 2027

Benchmark Treasury Yield:	0.418%

Spread to Benchmark Treasury:	+60 bps

Yield to Maturity:	1.018%

Price to Public:	Per Note: 100.000%; Total: $750,000,000

Aggregate Net Proceeds (Before Expenses):	$748,725,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps Par call: on or after June 12, 2027

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AL0 / US166756AL00

Concurrent Debt Offerings:	The issuer is also offering $400,000,000 of its 0.333% Notes Due 2022, $350,000,000 of its Floating Rate Notes Due 2022, $500,000,000 of its 0.426% Notes Due 2023, $500,000,000 of its Floating Rate Notes Due 2023, $750,000,000 of its 0.687% Notes Due 2025, and $750,000,000 of its 2.343% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,243,462,500

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

Final Term Sheet

Chevron U.S.A. Inc.

2.343% Notes Due 2050

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	August 12, 2050

Coupon:	2.343%

Interest Payment Dates:	August 12 and February 12 of each year, commencing February 12, 2021

Benchmark Treasury:	2.000% due February 15, 2050

Benchmark Treasury Yield:	1.243%

Spread to Benchmark Treasury:	+110 bps

Yield to Maturity:	2.343%

Price to Public:	Per Note: 100.000%; Total: $750,000,000

Aggregate Net Proceeds (Before Expenses):	$746,812,500

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 bps Par call: on or after February 12, 2050

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AH9 / US166756AH97

Concurrent Debt Offerings:	The issuer is also offering $400,000,000 of its 0.333% Notes Due 2022, $350,000,000 of its Floating Rate Notes Due 2022, $500,000,000 of its 0.426% Notes Due 2023, $500,000,000 of its Floating Rate Notes Due 2023, $750,000,000 of its 0.687% Notes Due 2025, and $750,000,000 of its 1.018% Notes Due 2027, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,245,375,000

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

Final Term Sheet

Chevron U.S.A. Inc.

Floating Rate Notes Due 2022

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$350,000,000

Maturity Date:	August 12, 2022

Interest Payment Dates:	February 12, May 12, August 12, and November 12 of each year, commencing November 12, 2020

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 11 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 11 bps, subject to the provisions set forth under “Description of the Notes—Interest—Floating Rate Notes” in the prospectus supplement for the notes, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Deutsche Bank Trust Company Americas, or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $350,000,000

Aggregate Net Proceeds (Before Expenses):	$349,615,000

Redemption:	The Floating Rate Notes Due 2022 shall not be redeemable prior to their maturity

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AG1 / US166756AG15

Concurrent Debt Offerings:	The issuer is also offering $400,000,000 of its 0.333% Notes Due 2022, $500,000,000 of its 0.426% Notes Due 2023, $500,000,000 of its Floating Rate Notes Due 2023, $750,000,000 of its 0.687% Notes Due 2025, $750,000,000 of its 1.018% Notes Due 2027, and $750,000,000 of its 2.343% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,642,572,500

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

Final Term Sheet

Chevron U.S.A. Inc.

Floating Rate Notes Due 2023

Fully and unconditionally guaranteed by Chevron Corporation

Dated August 10, 2020

Issuer:	Chevron U.S.A. Inc.

Guarantor:	Chevron Corporation

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	August 11, 2023

Interest Payment Dates:	February 11, May 11, August 11, and November 11 of each year, commencing November 11, 2020

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 20 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 20 bps, subject to the provisions set forth under “Description of the Notes—Interest—Floating Rate Notes” in the prospectus supplement for the notes, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Deutsche Bank Trust Company Americas, or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $500,000,000

Aggregate Net Proceeds (Before Expenses):	$499,300,000

Redemption:	The Floating Rate Notes Due 2023 shall not be redeemable prior to their maturity

Trade Date:	August 10, 2020

Settlement Date:	August 12, 2020 (T+2)

CUSIP / ISIN:	166756AK2 / US166756AK27
Concurrent Debt Offerings:	The issuer is also offering $400,000,000 of its 0.333% Notes Due 2022, $350,000,000 of its Floating Rate Notes Due 2022, $500,000,000 of its 0.426% Notes Due 2023, $750,000,000 of its 0.687% Notes Due 2025, $750,000,000 of its 1.018% Notes Due 2027, and $750,000,000 of its 2.343% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $3,492,887,500

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:

Goldman Sachs & Co. LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

ANZ Securities, Inc.

BBVA Securities Inc.

Credit Suisse Securities (USA) LLC

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

Morgan Stanley & Co. LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

The Standard Bank of South Africa Limited

UniCredit Capital Markets LLC

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Barclays Capital Inc. toll-free at 1-888-603-5847; and J.P. Morgan Securities LLC collect at 1-212-834-4533.